As filed with the Securities and Exchange Commission January 20, 2000 File No. 333-71091

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM SB-2
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                         Amendment No. 2

            IBF VI - PARTICIPATING INCOME CORPORATION
     (Exact name of registrant as specified in its charter)

           Delaware                         52-2139510
(State or Other Jurisdiction of           (IRS Employer
Incorporation or Organization)         Identification No.)

                  1733 Connecticut Avenue, N.W.
                      Washington, DC  20009
                         (202) 588-7500
(Address and telephone number of registrant's principal offices)

                        Simon A. Hershon
            IBF VI - Participating Income Corporation
                  1733 Connecticut Avenue, N.W.
                      Washington, DC  20009
                         (202) 588-7500
    (Name, address and telephone number of agent for service)

                           Copies to:

Mark E. Lehman, Esq.             Arthur Don, Esq.
Lehman, Jensen & Donahue, L.C.   Steve Curtis, Esq.
8 East Broadway, Suite 620       D'Ancona & Pflaum LLC
Salt Lake City, UT  84111-2204   111  East  Wacker  Drive,  Suite
(801) 532-7858                   2800
(801) 363-1715 fax               Chicago, IL  60601
                                 (312) 602-2000
                                 (312) 602-3000 fax

Approximate date of commencement of proposed sale to the  public:
As soon as practicable after the Registration Statement becomes effective.

The securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS
[LOGO]

                           $50,000,000
            IBF VI - PARTICIPATING INCOME CORPORATION
             CLASS A 10% INCOME PARTICIPATING BONDS

        IBF VI - Participating Income Corporation is offering its
Class A 10% Income Participating Bonds due December 31, 2006.
IBF VI does not expect a public market for the bonds will develop after the offering.



   See "Risk Factors" beginning on page 3 for certain information you should consider before you purchase bonds.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                            Price To      Sales     Proceeds To
                             Public     Commission    Company

Per bond                         100%          8%           92%
Minimum                      $500,000     $40,000      $460,000
Maximum                    $50,000,000  $4,000,000  $46,000,000


     The offering is made through National Securities Corporation, as underwriter on a best efforts, $500,000 minimum, $50,000,000 maximum basis. If less than $500,000 of bonds are sold within three months following the date of this prospectus (unless extended by IBF VI and National for an additional three months), all proceeds raised will be promptly returned to investors with interest. All proceeds from the sale of bonds will be placed in escrow with Continental Stock Transfer & Trust Company. If the minimum amount of bonds is sold within the minimum offering period, then the offering will continue until all the bonds are sold, IBF VI elects to terminate the offering in its sole discretion, or June 30, 2001.

                  NATIONAL SECURITIES CORPORATION
                875 N. Michigan Ave., Suite 1560
                     Chicago, Illinois 60611
                        312-751-8833

   The date of this Prospectus is _______________, _________.

                       PROSPECTUS SUMMARY

The Company

        IBF VI - Participating Income Corporation is a Delaware corporation formed on June 8, 1998. It is a wholly owned subsidiary of InterBank Funding Corporation, a Delaware corporation ("InterBank"). The stockholders of InterBank are Simon A. Hershon and Ehud D. Laska, who are both officers and directors of IBF VI. IBF Management Corp., an affiliate of InterBank, will provide administrative and support services to IBF VI for a fee. The principal offices of IBF VI are located at the offices of IBF Management and InterBank at 1733 Connecticut Avenue, N.W., Washington, DC 20009, telephone number (202) 588-7500.

        IBF VI will engage in the business of:

     * Acquiring individual and packaged commercial and residential real estate loans;
     *    Making commercial loans secured by real estate;
     * Acquiring debt obligations representing part or all of the sales price of merchandise, insurance, and services;
     * Making loans to manufacturers, wholesalers, and retailers in connection with the sale of specific merchandise, insurance, and services; and
     * Making loans to purchasers of specific merchandise, insurance, and services.

     IBF VI will attempt to acquire and make loans that will produce an average annual return of 18 percent. Management has extensive loan acquisition and origination experience and has broad discretion in selecting the loans IBF VI will acquire or make.

The Offering

   Bonds Offered      $50,000,000 aggregate principal amount of
                      Class A 10% Income Participating bonds,
                      due December 31, 2006.  The bonds are
                      general, unsecured obligations.  See
                      "Description of the bonds" for a more
                      detailed description of the bonds.

Denomination          The minimum principal amount of bonds you
                      can purchase is $5,000 (except in certain states). However, the minimum purchase for Individual Retirement Accounts and
                      Keogh Plans is $2,000. After the minimum purchase, sales will be made in increments of $1,000.

Maturity date         The bonds mature December 31, 2006.

Interest Interest at the rate of 10% per annum is payable monthly or quarterly, depending on the amount of the bonds you buy. In addition, you may receive additional interest payable out of 5% of the net income of IBF VI. Fixed interest will be paid before payment of management fees to IBF Management.

Redemption            IBF VI may redeem any portion of the bonds
                      from time to time after January 1, 2001.
                      Your bonds may be tendered for redemption in the

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                      event of your death and you may
                      tender your bonds for redemption under
                      hardship circumstances, subject to certain conditions.


Rating                The bonds are not rated.

Trustee, Payment      Continental Stock Transfer & Trust Company
Agent and Registrar


                          RISK FACTORS

   IBF VI has no history on which to judge its prospects for success

          IBF VI was recently formed and has not engaged in any business. Consequently, there is no history of operations on which to predict future operations. There is no assurance that IBF VI will be successful in fully implementing its business plan or achieving profitable operations.

   Management has broad discretion in selecting loan investments

     IBF VI has broad discretion in applying the net proceeds of this offering. Although four loan investments totaling $11.69 million are identified in this prospectus, you will make your investment decision without the opportunity to review the loans IBF VI will acquire or make in the future. If you chose to invest, you will be relying upon the ability of management to acquire and make loans consistent with IBF VI's investment objectives.

   Collateral on loan investments may not be adequate

     IBF VI will acquire and make loans primarily on the basis of the value of the collateral pledged as security, which in most cases will be real estate. If IBF VI's evaluation of the collateral is incorrect, it fails for any reason to hold a perfected security interest, or the collateral loses value, IBF
VI may not be able to recover its loan.

   There is no assurance IBF VI will make interest payments

     IBF VI intends to make interest payments on the bonds out of revenue from its loans. If the loan business does not produce sufficient revenue in any period to pay the interest for that period, interest may be paid from funds raised in this offering or working capital. This would reduce the amount available for IBF VI's loan business, which could adversely affect future operations. If the loan business in not successful, there is no assurance that IBF VI will be able to make interest or principal payments when due.

   There is no assurance IBF VI will be able to pay principal when due

     IBF VI will look for opportunities to liquidate its portfolio assets beginning in 2005 with a view to having sufficient capital to pay the bonds on maturity. However, the nature of the loans held in inventory, general economic conditions, or other factors beyond the control of IBF VI may inhibit its ability to liquidate its assets without substantial discounts. In these circumstances, IBF VI might not be able to meet its payment obligations under the bonds. See "Business."


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   Non-performing loans may expose IBF VI to a higher risk of loss

     One objective of IBF VI is to acquire non-performing loans secured by real estate. To a lesser extent, IBF VI may acquire non-performing loans secured by other assets. Non-performing loans may entail a higher risk of loss than on loans typically extended by commercial banks. In the event IBF VI experiences higher losses on non-performing loans than expected, its earnings will be negatively impacted.


   Limited offering proceeds will limit investment diversity and increase risk of loss

     If IBF VI realizes less than $10 million in gross proceeds from the sale of bonds in this offering, it will be limited in its ability to diversify its loan inventory. This means the success of its loan business will depend on a small number of loans, so that the non-performance of any one loan could have a substantial adverse effect on the financial condition of IBF VI.



Conflicts of interest

     Simon A. Hershon and Ehud D. Laska, both officers and directors of IBF VI, are the owners of InterBank, which is the sole stockholder of IBF VI. There are a number of conflicts of interest inherent in the relationships between IBF VI and its affiliates.

     * InterBank owns other business entities that acquire and make loans, so that a potential conflict could arise in allocating loans between the businesses owned by InterBank.
     * IBF VI may make loans to affiliates of InterBank or management. IBF VI has not established any limit on the amount of loans that may be made to affiliates. There is a potential conflict of interest when management is on both sides of the loan transaction.

        Under the indenture governing the bonds, transactions with affiliates of IBF VI must be effected on an arms' length basis. Nevertheless, these conflicts of interest may be difficult, if not impossible, to resolve in all cases in the best interests of IBF VI, which could adversely affect its business.


   You have no control over management of IBF VI

     You will have no right to participate in the management of IBF VI. InterBank, as the sole stockholder, has the right to elect all of the directors. This means Simon A. Hershon and Ehud
D. Laska are in control of the management and operations of IBF
VI.


   Additional indebtedness could adversely affect payment of your bonds

     Under the indenture, IBF VI can borrow funds in the future on a secured or unsecured basis. The interest expense on the bonds and the potential interest expense arising from additional indebtedness could substantially increase IBF VI's fixed charge obligation and limit its ability to meet its obligations under the bonds.

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   Securing additional indebtedness with IBF VI's assets could adversely affect payment of your bonds

     IBF VI can pledge its loans and other assets as collateral on future borrowings. If IBF VI defaults on any such future obligations, then its assets will be used first to pay secured obligations and second to pay the bonds and any other obligations on an equal footing with the bonds. Therefore, there may not be sufficient assets to pay any or all amounts due on the bonds.


   Covenants in the indenture provide limited protection to bond holders

     The covenants in the indenture are limited and do not restrict the operations of IBF VI to enhance profits or cash flow for the payment of interest on the bonds.

   A default could result in accelerating payment of the bonds terminating your investment

     If a default occurs on the bonds or under the indenture, the trustee or the holders of 30% of the outstanding bonds may accelerate payment of all principal and interest on the bonds. The holders of a majority of the bonds outstanding can waive the default, but if they are unwilling to do so your investment in the bonds would be terminated through prepayment even if you would prefer that the investment continue.


   No market for bonds

     There is no public market for the bonds and it is not expected that a market will develop following the offering. Accordingly, you should purchase the bonds only as a long-term investment with the expectation of holding the bonds until maturity.


                   FORWARD-LOOKING STATEMENTS

     You should carefully consider the risk factors set forth above, as well as the other information contained in this Prospectus. This Prospectus contains forward-looking statements regarding events, conditions, and financial trends that may affect IBF VI's plan of operation, business strategy, operating results, and financial position. You are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Actual results may differ materially from those included within the forward-looking statements as a result of various factors. Cautionary statements in this "Risk Factors" section and elsewhere in this Prospectus identify important risks and uncertainties affecting IBF VI's future, which could cause actual results to differ materially from the forward-looking statements made in this Prospectus.

                         USE OF PROCEEDS

        The following table sets forth IBF VI's best estimate of the use of proceeds from the sale of the minimum and maximum amount of bonds offered during the year following the offering. Since the dollar amounts shown in the table are estimates only, actual use of proceeds may vary from the estimates shown. See "Plan of Operation."

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                                        Assuming                Assuming
                                        Minimum                 Maximum
                                  Amount of bonds Sold     Amount of bonds Sold

                                  Amount($)    Percent     Amount($)   Percent

Gross proceeds                     500,000      100.0    50,000,000     100.0
Expenses and reserves
 Sales commission to National
  and selling agents              40,000        8.0     4,000,000         8.0
Additional offering expenses(1)  50,000       10.0       400,000          0.8
 Organization fee to IBF
  Management (2)                  25,000        5.0     2,500,000         5.0
  Working capital (3)             25,000        5.0     2,500,000         5.0
Net proceeds available for
 investment (4)(5)               360,000       72.0    40,600,000        81.2
___________________________

(1) The different amounts of additional offering expenses at the minimum and maximum levels is a result of the commitment of InterBank to pay these expenses without reimbursement from IBF VI if only the minimum offering is sold.

(2) The organization fee includes $300,000 of printing and shipping costs for this offering and implementing IBF VI's business, $1,575,000 for marketing this offering and IBF VI's loan business, $500,000 of estimated legal and accounting expenses for implementing the business and $125,000 for new computer and equipment purchases required for the business. The different amounts of the organization fee at the minimum and maximum levels is a result of the commitment of InterBank to pay these expenses without reimbursement from IBF VI if only the minimum offering is sold.

(3) IBF VI will maintain working capital reserves estimated to be 5% of the gross proceeds.

(4) IBF VI does not expect to incur any costs or expenses on loans it originates because it will require its borrowers to pay all such costs. Costs and expenses of each loan purchase are estimated at 1% of the loan amount, so that the total amount of such costs for all loan purchases by IBF VI will be less than 1% of the gross proceeds of the offering.

     IBF VI has identified four loans totaling $11.69 million that it will purchase, in whole or in part, as soon as it receives sufficient capital from this bond offering. These loans will be purchased, at cost, from InterBank, the sole stockholder of IBF VI. If only the minimum is sold, then IBF VI expects it will use the available proceeds from the offering and its existing equity capital to participate in each of the loan acquisitions with InterBank. Two of the identified loan acquisitions involve loans to affiliates of InterBank. There is no limit on the amount of the net proceeds of the offering that may be used to acquire or make loans involving affiliates of InterBank, but the indenture does require that any such transactions must be on at least the same terms that IBF VI could obtain from an unrelated third party.

        IBF VI expects to realize revenue from its business activity during the first year following the offering, to cover its interest obligation on the bonds and fixed costs. The management fee to IBF Management will not be paid out of the proceeds of the offering, but only out of revenue of IBF VI. If revenue is not sufficient to pay all the fixed interest on the bonds, IBF VI will use proceeds allocated

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to working capital to cover the shortfall.  Net proceeds of the offering will be invested in low-risk liquid investments until used in the loan business.

                        PLAN OF OPERATION

Proposed operations and capital requirements

        IBF VI intends to commit not less than 55 percent of its total assets to loans secured by real estate. The remaining 45 percent may be used to purchase debt obligations or make loans pertaining to real estate type investments and purchase and sale of merchandise, insurance, and services. The primary focus will be on acquiring non-performing loans secured by real estate and making real estate loans. IBF VI will lend to persons that may be unable to obtain financing through commercial banks and lending institutions because of time constraints or who might not satisfy the lending criteria of these institutions. Under these circumstances, IBF VI's loans will have higher potential yields, but also potentially higher risk of loss. IBF VI will attempt to mitigate its risk through the underwriting process and by obtaining collateral for its loans with a fair value in excess of the amount of the loan.

        Management expects that some of the loans made or acquired by IBF VI with the proceeds of the offering will generate revenue in the first year following the offering in amounts sufficient to cover interest expense on the bonds and operating expenses. Revenue will be applied first to payment of interest on the bonds and expenses not covered by the management fee, and second to payment of the management fee to IBF Management. The management fee will be deferred if revenue is not sufficient to pay the fee after paying interest and other expenses.

        IBF VI has identified four loans totaling $11.69 million that it will purchase all or part of out of the net proceeds of the offering. Funds from the offering in excess of this amount will be invested in loans with a target return to IBF VI of 18 percent and maturity periods between 3 and 24 months. In general, IBF VI does not intend to acquire or make loans that do not mature within two years. Consequently, management expects IBF VI will generate revenue sufficient to meet its interest and operating expenses.

        If the maximum amount of bonds is sold in the offering, IBF VI will have a minimum of $40.6 million to invest. Fixed interest expense on the bonds in the first year following the offering will not exceed $5 million, and operating expenses, including the management fee, will not exceed $1.1 million. If IBF VI is able to achieve its target return, gross revenue would be approximately $7.2 million, which is sufficient to meet its obligations.

        If the minimum amount of bonds is sold in the offering, IBF VI will apply $360,000 to loan investments. Fixed interest and operating expenses in the first year following the offering will not exceed $60,000, so that IBF VI will only be short $16,000 to cover all such expenses.

        Regardless of the amount of bonds sold, management believes the net proceeds will be adequate to implement its loan business and generate revenue sufficient to meet the interest and operating expenses of IBF VI without seeking additional financing. The effect of selling less, rather than more, bonds in the offering is to increase expenses as a percentage of total assets and limit the ability of IBF VI to diversify its loan portfolio, which will increase the risk to you of an investment in the bonds.

Year 2000 Compliance

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     The Company will rely on the internal computer information system used by IBF Management, which is Year 2000 compliant.  IBF
VI does not expect to incur any costs associated with Year 2000 compliance.

                            BUSINESS

General


        IBF VI will engage primarily in the business of acquiring and making loans. All of the loans will be secured by assets with a value in excess of the amount of the loans. IBF VI intends to have at least 55 percent of its total assets invested at any one time in loans secured by real estate. IBF VI will also acquire and make commercial loans secured by other assets, such as equipment, accounts receivable, inventory, and other personal property. IBF VI's business strategy will involve assuming risks in order to realize income and capital growth.


     In implementing its loan business, IBF VI will prioritize its investments as follows:

             Purchase of real estate loans. IBF VI will acquire performing and non-performing loans secured by real estate. IBF VI will focus on acquiring commercial loans, but may also purchase packages of residential loans.

             Originating real estate loans. IBF VI will seek opportunities to make commercial loans secured by real estate.

             Commercial secured loans. Opportunities may arise for IBF VI to acquire performing and non-performing loans and to make loans secured by personal property. The loans will represent part or all of the sales price of merchandise, insurance, or services.

             Other loans. IBF VI may have the opportunity to make high return commercial loans outside the categories described above. Such loans will only be made if they mature in less than one year.

        In pursuing its loan business, IBF VI may participate with unaffiliated or affiliated parties. IBF VI may also make loans to affiliates of IBF or management. Under the indenture, loans to affiliates may only be made on terms similar to the terms obtainable from unrelated third parties. IBF VI may be the sole lender, act as the lead lender for a group of participating lenders consisting of affiliates or non-affiliates, or simply act as a participating lender with affiliates or non-affiliates.

     Following its initial transaction, IBF VI may also participate in subsequent rounds of financing for its borrowers.
Such follow-on investments will depend on the progress of these companies and availability of funds.

     IBF VI anticipates financing opportunities will develop from InterBank's business relationships with others, such as capital and investment banking firms, commercial banks, government agencies, and other sources. Further opportunities may be presented directly by individuals or firms seeking funds. IBF VI does not intend to publicly solicit potential borrowers.

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Loan acquisitions

     IBF VI will purchase non-performing and performing loans from government agencies and financial institutions. Government agencies such as the Federal Deposit Insurance Corporation, Department of Housing and Urban Development, Department of Agriculture, and The Department of Education have defaulted loan assets, which are sold at discounts to businesses like IBF VI that rehabilitate the loans or foreclose on existing collateral. In addition to government suppliers, government bank regulations have prompted many traditional lending institutions to sell defaulted loan assets on the open market, rather than rehabilitate the loans. Acquiring non-performing loans at discounts will provide opportunities to generate substantially higher returns than can be obtained from traditional performing loans. Accordingly, IBF VI will focus its efforts on locating and acquiring non-performing loans that meet its criteria.

     IBF VI will also seek to acquire performing loans. There is a well-established market for sale of performing loan packages, and IBF VI will attempt to acquire performing loans at a discount that have interest rates high enough to provide a sufficient return. Generally, a performing loan can be purchased at a discount from the principal value when fees or other consideration already received by the original lender make it possible to negotiate a lower price.

     Before acquiring any loan asset, IBF VI will review all loan documents related to the asset collateral value, payment history, and the borrowers' financial condition. After completing this evaluation, IBF VI will determine a bid price for the loan asset. As a general guideline, IBF VI will bid for non-performing loans using a 30 percent rate of return, and on performing loans using an 18 percent rate of return. The guideline return may vary based on the factors evaluated by IBF VI. For example, if management believes the value of underlying collateral is high compared to the debt obligation, a higher bid price at a lower projected return rate may be acceptable to IBF VI.

     Once IBF VI has acquired non-performing loans, it will attempt to restructure or refinance the loans through workouts with borrowers. If restructuring or refinancing is not possible, IBF VI will seek ownership of the underlying collateral through foreclosure and collection proceedings. Non-performing loans restructured or refinanced will be serviced by IBF VI and packaged for sale as performing loans. Assets acquired through foreclosure will be liquidated.

Loan origination

     IBF VI intends to look for opportunities to use the proceeds of the offering to originate loans secured by real estate. The targeted market will include borrowers that, because of time constraints, credit factors, amount of the loan, or other circumstances, may be unable to obtain similar financing from traditional lenders. IBF VI will identify these loans through institutions such as banks, general lenders of corporate obligations, mortgage lenders, and real estate and finance companies. IBF VI will primarily make loans secured by real estate, and secondarily loans secured by other assets.

     Before originating a loan, IBF VI intends to perform a thorough review of the value of the underlying security. Independent appraisals will be obtained on all loans secured by real estate. For loans secured by other personal property, IBF VI may rely on its own internal evaluation of the value of the collateral or obtain independent appraisals of the collateral.

     As a general guideline, IBF VI will make secured loans at an interest rate of 18 percent per annum. On all loans made by IBF
VI, it will charge a loan origination fee of not less than one percent of

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the total loan, which is normally included in the amount financed.
This means the actual cash outlay at the time the loan is made is less than the principal amount of the loan and IBF VI receives interest on this additional amount, all of which increase the internal rate of return to IBF VI from the loans it makes.

     Typically, repayment will be made from asset sales or refinancing by the borrower. In those few cases when this method of repayment becomes unfeasible, IBF VI will attempt to restructure or refinance the loan. If restructuring or refinancing is not possible, IBF VI will seek ownership of the underlying security through sale, liquidation, or collection of the outstanding collateral.


Specific loan transactions

        IBF VI will use the proceeds of this offering to purchase part or all of four loans from InterBank and its affiliates. The loans are performing as of the date of this prospectus and will not be acquired if a default has occurred at the time of purchase.

        IBF VI will purchase a $6.0 million loan to a borrower unrelated to IBF VI and its affiliates. The loan was used to purchase and develop 1,400 acres of beach front property located on Cat Island in the Bahamas. The development will include residential commercial and hospitality sites. Included in the collateral are a first deed of trust on the land, an assignment of a gaming license for the hotel, and all governmental licenses and permits. InterBank places a value of $13.5 million on the property. The loan to value ratio is 40%. Interest only is payable monthly. The maturity date of the loan is February of 2001. The borrower is current on its interest payments.The lender received a fee of $78,000 for making the loan, which was included in the loan principal.

        IBF VI will purchase a loan made to an unrelated third party in the amount of $950,000. The loan was used to acquire a 70 room hotel located in Orlando, Florida. The loan bears interest at a rate of 12% per annum. InterBank is to receive a preferred 20% annualized return on its investment, and 40% of the cash flow generated from the operations of the hotel. The loan is secured by an assignment of 100% ownership interest of the borrower and the hotel, which is valued by InterBank at $4.56 million. There is a first deed of trust on the property in the amount of $3.15 million, so the amount of the loan is 67% of the real property collateral. The loan matures in June 2002. Interest only is payable monthly. The borrower is current on its interest payments. The lender received a fee of $47,500 for making the loan, which was included in the loan principal.

        IBF VI will purchase a loan made to a corporation controlled by InterBank. The amount of the loan is $840,000.
The loan bears interest at a rate of 15% per annum. The proceeds of the loan were used by the borrower to acquire two employee benefit administration businesses located in California. The loan is secured by 100% of the capital stock of the borrower. Based on the discounted cash flow of the businesses, over a period of three years, InterBank places a value on the borrower of $1.25 million. This value translates to a 67% loan to value. Interest only is payable monthly. The borrower is current on its interest payments. A fee of $76,000 was paid to InterBank for making the loan and additional consulting fees were paid to InterBank Capital Group, an affiliate of InterBank, for originating the loan. These fees are included in the principal amount of the loan.

        IBF VI will purchase a $3.9 million loan made to a corporation controlled by InterBank. The loan proceeds were used by the borrower to fund the acquisition of a cereal manufacturing company. The loan bears interest at a rate of 12% per annum.
The loan is secured by a second lien on all the property, plant and equipment owned by the manufacturing company. The manufacturing company

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

owes $586,000 to the holder of the first lien on the property, who is unrelated to InterBank. The collateral is valued by InterBank at $5.4 million, so the amount of both loans is 83% of the collateral. Interest only is payable monthly. The borrower is current on its interest payments. The loan matures in August 2002. A fee of $232,000 was paid to InterBank for making the loan. Additional consulting fees were paid to InterBank Capital Group, an affiliate of InterBank, for originating the loan. These fees are included in the principal amount of the loan.



Loan servicing

        IBF Management was formed in December 1998, and is the successor corporation to InterBank Consultants, Inc., which was formed in December 1977. Since December 1990, InterBank and its affiliates and successors, including IBF Management, have been in the business of providing crisis management and turnarounds, asset restructuring, workouts, and corporate and real estate finance.

        During that period, InterBank and its affiliates and successors completed over $3 billion in restructurings and workouts including the restructuring of the mortgage backed bonds for Gibraltar Mortgage Securities, Inc., and real estate-backed municipal securities for the cities of Knoxville, TN and Baltimore, MD. In addition, InterBank assisted clients in the development of over 100 real estate projects. Some of these projects included the Sears House on Pennsylvania Avenue, in Washington, DC, the Consumers Cooperative Bank in Washington, DC, and the Market Square Festival Marketplace in Charleston, S.C.
In addition, InterBank provided workout services in the largest personal bankruptcy case in the Washington metropolitan area, which involved over 200 partnerships.

        InterBank and its affiliates have 11 employees, which include three analysts and asset managers, three accountants, one loan administrator, two operations managers, and three senior managers.

        IBF Management will manage the day-to-day operation of IBF VI's business, which will include the following duties.

     * IBF Management will review the financial viability of each proposed investment by the Company in loan transactions. IBF Management will obtain credit reports and other information on each borrower to determine its credit rating. It will obtain title reports and appraisals on the real property collateral and financing statement reports on any equipment or other personal property collateral. All information regarding proposed investments, including IBF Management's evaluation of risk and return on the investment, will be submitted to management of IBF VI to determine whether to make the investment.
     * IBF Management will establish and maintain operating, accounting, and administrative systems and procedures necessary to operate the business of IBF VI.
     * It will maintain a staff required to operate the business of IBF VI and retain for IBF VI as needed accounting, legal, and other professional services required for the business.
     * IBF Management will keep at the principal office of IBF VI all books and records of IBF VI's affairs.
     *    It will perform all loan servicing functions.
     * IBF Management will enforce the rights of IBF VI with respect to the business, including, but not limited to, collecting on the loan investments.

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


Competition

        The finance business of IBF VI is highly competitive. IBF VI will compete with a number of national, local, and regional companies that pursue similar loan business. Many of IBF VI's competitors and potential competitors possess substantially greater financial, marketing, technical, personnel and other resources than IBF VI. In addition, IBF VI's future profitability will be directly related to the availability and costs of its capital relative to that of its competitors. Competitors may have access to capital at a lower cost than the capital available to IBF VI through the bonds described in this prospectus. The lower cost of capital could give competitors an advantage in making and acquiring loans.

Employees

     IBF VI does not have, and does not expect to have, any full time employees. No salaries will be paid to the executive officers of IBF VI. All employee support services required for IBF VI's operations will be provided by IBF Management.

Legal proceedings

     IBF VI is not a party to any pending legal proceedings. To the knowledge of management, no legal proceedings are threatened against IBF VI.

Offices

     The principal offices of IBF VI will be located at the offices of InterBank and IBF Management at 1733 Connecticut Avenue, N.W., Washington, DC 20009. Management believes that the office space available at this location is adequate for its foreseeable needs.

Reports to bond holders

         IBF VI intends to distribute to holders of the bonds annual reports containing audited financial statements. In addition, IBF VI will distribute to holders any reports required by the indenture governing the bonds and the Trust Indenture Act of 1939.

                           MANAGEMENT

     IBF VI's business will be managed by its officers and directors and IBF Management. The following persons are the officers and directors of IBF VI:

Name               Age   Position                        Since

Simon A. Hershon    52   CEO, President and Director     June 1998

Ehud D. Laska       50   Executive   Vice   President    June 1998
                         and Director

Sidney E. Bostian   49   Executive Vice-President,     August 1999
                         Chief Financial Officer  and
                         Director

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

Ivan M. Krasner     48   Senior Vice President      September 1998


Biographies

     The following are brief biographies of the officers and directors:

     Simon A. Hershon has, for the past 22 years, been the President and C.E.O. of InterBank, InterBank Consultants, Inc., InterBank/Brener Brokerage Services, Inc., American Eagle Funding, LLC, InterBank Capital Group, IBF Securities, Inc., IBF Management Corp., InterBank Funding Special Purpose Corporation, IBF Special Purpose Corporation II, IBF Special Purpose Corporation III, IBF Participating Income Fund, IBF V - Alternative Investment Fund, and IBF Special Purpose Corporation
VII. These companies offer financial advisory, asset management, merchant banking, and investment services to business, institutions and individuals in the hospitality, real estate, finance, and communications industries. Through InterBank Consultants, Inc., Mr. Hershon has been involved in numerous corporate and bond financings and provided advisory services in connection with the largest bankruptcy in Washington, DC history, which totaled over $2.0 billion. Mr. Hershon was also involved, through InterBank/Brener Brokerage Services, Inc., in over $5.0 billion of hotel transactions. Mr. Hershon's education and professional experience combine to provide InterBank's clientele with an in depth understanding of institutional and corporate finance, real estate finance and development, and hospitality turn-arounds. Mr. Hershon graduated from the U.S. Naval Academy and subsequently served in nuclear powered submarines in the U.S. Navy. He received both a Masters and Doctorate in Business Administration from Harvard University where he concentrated in finance and graduated with honors.

     Ehud D. Laska has served as President of American Eagle Funding, LLC, and Managing Director of the InterBank Capital Group since January 1996. Through these firms, Mr. Laska specializes in building up companies through same industry consolidation and acquisitions. Mr. Laska has also served as the Chairman of Coleman & Company Securities, Inc., a member firm of the National Association of Securities Dealers, Inc., since May 1996. Mr. Laska has also served as a director of Headway Corporate Resources, Inc., a publicly held corporation engaged in human resource management, since August 1993. From August 1994 to February 1996, Mr. Laska served as a managing director at the investment-banking firm of Continuum Capital, Inc. While serving as a Managing Director with Tallwood Associates, Inc., a boutique investment banking firm, from May 1992 to August 1994, Mr. Laska founded the Private Equity Finance Group, which merged with Continuum Capital, Inc. in August 1994. Prior to 1992, Mr. Laska was a senior investment banker with the Wall Street firms of CS/First Boston, Drexel Burnham Lambert, Paine Webber, and Laidlaw Equities. Mr. Laska graduated from the University of Massachusetts with a B.Sc. in Engineering and holds an MS degree in engineering from Brown University and an MBA from Stanford University.

     Sidney E. Bostian joined InterBank as an Executive Vice President in August 1999. Prior to joining InterBank in August 1999, Mr. Bostian was the principal and owner of The Bostian Company, which was formed in May 1996 to provide financial advisory services to businesses and individuals. From April 1994 to June 1996, Mr. Bostian served as the President and Chief Executive Officer of The Heritage Bank in McLean, Virginia. Mr. Bostian also served as President and Chief Executive Officer of NVR Savings Bank of McLean, Virginia, from February 1992 to April 1994. Mr. Bostian graduated from North Carolina State University with Bachelor of Arts and Master of Economics degrees.

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

     Ivan M. Krasner has been employed since September 1998, by IBF Securities, Inc., where he is responsible for managing the marketing operations of InterBank's business activities. Mr. Krasner has over 20 years experience in the development, strategic positioning, and marketing of financial service products. Most recently, Mr. Krasner was Vice President of Orbitex Management, a European-based mutual fund group specializing in global sector funds, from September 1997 to August 1998. From September 1996 to August 1997, Mr. Krasner was a founding partner and Senior Vice President of The Net Collaborative, a consultancy of industry experts bringing internet solutions to large financial service institutions. From October 1983 to December 1995, Mr. Krasner was employed in various positions by PLM International, a major originator of equipment leasing programs. Mr. Krasner graduated from C.W. Post College with a BA in Philosophy and attended the Strategic Marketing Management Program at the Harvard Business School.


Compensation

     IBF Management is a Delaware corporation in which Simon A. Hershon is the sole officer, director, and stockholder. No executive compensation will be paid directly by IBF VI to its officers. IBF Management will bear all costs of operating IBF
VI. IBF Management will receive a one-time organization fee equal to 5 percent of the gross proceeds of the offering and an annual management fee for its services equal to 2% of the gross proceeds of the offering for providing all administrative support required to operate the Company. The management fee will cover items such as wages and salaries of employees of IBF Management responsible for IBF VI's daily operations, fees and expenses of agents and independent contractors providing administrative support for IBF VI's operations, office space, and all overhead expenses. The management fee does not cover IBF VI's legal and accounting fees, filing fees, investment transaction costs, taxes, officer and director liability insurance, and other administrative expenses.

   Prior experience of InterBank and IBF Management

     InterBank is the parent corporation of five private funds formed for the purpose of acquiring performing and non-performing loans, originating loans, and investing in equity and debt securities. Each of the funds obtained capital by offering and selling notes to investors in private placements. The total amount of capital invested in notes issued by the funds is approximately $50 million. The activities of each of the funds is managed by IBF Management. The following is a summary of interest payments made by each of the funds for the periods indicated.

                                                                      Fixed
Program                                          Year     Funds      Interest
                                                          Raised      Offered

InterBank Funding Special Purpose Corporation    1996    $2.5 million    12%

IBF Special Purpose Corporation II               1997    $4.1 million    12%
                                                 1998    $0.9 million    12%

IBF Special Purpose Corporation III              1999    $3.9 million    12%
                                                 1999    $6.1 million    12%

IBF Participating Income Fund                    1998    $9.3 million    12%
                                                 1999    $14.0 million   12%

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
IBF Special Purpose Corporation VII             1999    $9.4 million     11%

      Generally, InterBank has acted as the lead lender on loans made or acquired, and the InterBank funds have participated in the loans. Allocation of loans among the funds is based on the amount of capital each fund has available for loan investments.

      All interest payments on the outstanding notes of the InterBank funds have been made to date, and the amount of interest paid has equaled or exceeded the fixed interest offered on the notes. However, past performance of the InterBank funds is no guarantee of future performance of IBF VI. There is no assurance as to the actual interest payments on the bonds.

         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The following table describes the amount and nature of payments that will or may be made by IBF VI to InterBank and its affiliates.

Payee                    Amount ($)       Purpose


IBF Management Corp.     25,000 to        One time
                         2,500,000        organization fee (1)
IBF Management Corp.     10,000 to        Annual management
                         1,000,000        fee (1)
Coleman & Company        2,500 to         Offering concession
Securities, inc.         250,000          (2)

(1)  See "Management - Compensation."

(2) Coleman will receive out of the sales commission payable to National a fee of 0.5% of the gross proceeds form the sale of bonds for its assistance in wholesale distribution of the offering to selected dealers. Coleman will also receive 7% of the gross sales price of all bonds sold by Coleman directly to investors in the offering, but it is not expected that sales by Coleman to investors will be material.

     InterBank is the sole stockholder of IBF VI and has the right to manage the business affairs of IBF VI and to appoint all directors.

     There is no restriction on the ability of IBF VI to make loans to InterBank and its affiliates. However, loans made to InterBank or its affiliates will only be made on the same or similar terms and conditions as loans made to unrelated parties.

     InterBank is the sole equity owner of five other companies engaged in activities similar to the proposed business of IBF VI, and may participate as a controlling stockholder in other corporations or partnerships formed in the future to pursue business activities similar to that of IBF VI. Simon A. Hershon and Ehud D. Laska, directors and officers of IBF VI, are the owners of InterBank. Furthermore, Mr. Hershon is the sole owner of IBF Management, which provides management services to IBF VI. The Company may participate in loans with one or more affiliates of InterBank, Mr. Hershon, or Mr. Laska.

     Certain conflicts of interest are inherent in the foregoing relationships, including the selection of loan opportunities for IBF VI and allocation of management time and resources to the operations of IBF VI.

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

Although the indenture provides that IBF VI may not participate in a transaction with an affiliate, except in good faith and on terms that are no less favorable to IBF VI than those that could have been obtained from a person not an affiliate of IBF VI, no other policy or restriction has been adopted by management to resolve conflicts of interest that might arise.

                    DESCRIPTION OF THE BONDS

     The bonds will be issued under an indenture between IBF VI and Continental Stock Transfer & Trust Company as trustee. The indenture is an exhibit to the Registration Statement of which this prospectus is a part. The indenture is governed by the Trust Indenture Act of 1939. The following summary does not contain all information that may be important to you. You are welcome to review the indenture by obtaining a copy in the manner described under "Additional Information", below.

General

        The bonds are general, unsecured obligations of IBF VI and are limited to $50,000,000 aggregate principal amount. The bonds mature on December 31, 2006. The bonds are subject to redemption in limited circumstances. See "-- Redemption." The bonds will be subordinated to the prior payment in full of fees and expenses of the trustee. The bonds are not rated by any financial rating organization and may be characterized as "high-yield" securities. The lack of a rating will inhibit the development of a public market for the bonds and your ability to sell the bonds to anyone else.

     Fixed interest at the rate of 10% per annum will be paid on the bonds. If you purchase at least $15,000 of bonds, the fixed interest is paid to you monthly or quarterly, as you elect. If you purchase less than $15,000 of bonds, then you will be paid fixed interest quarterly. The interest payment will be made to the holder of record as of the close of business on the 10th day prior to the interest payment date, which is the end of the applicable monthly or quarterly period. In the event an interest payment date falls on a day other than a business day, interest will be paid on the next business day. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Principal and interest will be payable at the office of the trustee in New York, New York.

     You will receive additional interest, within 120 days following the end of each calendar year. Additional interest is payable only out of five percent of the net income of IBF VI. Net income is gross revenue from operations, less all operating and non-operating expenses, including taxes on income and excluding additional interest, all determined in accordance with generally accepted accounting principles applied on a consistent basis. In the event IBF VI has a loss for a calendar year, such loss will reduce future years' net income for the purpose of calculating future additional interest.

     The bonds will be issued in denominations of $1,000 and integral multiples thereof. The bonds will be issued in certificated form.

     IBF VI will furnish to holders of the bonds annual reports containing audited financial statements of IBF VI.

Redemption

     After January 1, 2001, IBF VI may redeem any portion of the bonds from time to time on at least 30 days' advance notice to you. After the redemption date specified in the notice, your bond ceases to

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

accrue fixed interest and additional interest. Partial redemptions will be allocated among holders of the bonds by lot.

     You may tender your bond for redemption under hardship circumstances beginning in the year 2001. A request for hardship redemption may only be delivered to IBF VI during the months of June and December. The request is irrevocable and represents a binding commitment by you to tender the bond for redemption. The request must provide information on your financial difficulty or change of circumstances and you must provide any additional information requested by IBF VI on the hardship situation. IBF VI has complete discretion on the basis of the information provided or factors unrelated to your personal circumstances to accept or reject the request for hardship redemption. Bonds will be redeemed as of the end of the month in which the request for redemption is made. The amount of bonds redeemed for hardship reasons in each calendar year may not exceed 10% of the aggregate principal amount of the bonds outstanding on the first day of each calendar year. In the event requests for hardship redemption during a year exceed the 10% limitation, redemption will be made on a "first come - first served" basis among the holders of the bonds requesting redemption.

        In the event of the death of a holder, a joint holder, or the owner of an individual retirement account holding a bond, the successor in interest may tender the bond for redemption at any time during the six-month period following the date of death. Bonds tendered and accepted for redemption under hardship circumstances or death of a holder will be redeemed as of the end of the month in which the request for redemption is made.

        The redemption value is equal to 100% of the principal amount of your bond plus accrued fixed interest through the date of redemption. Furthermore, additional interest will be paid on redemptions by IBF VI, redemptions from deceased holders, and hardship redemptions effected in December, but not June. Additional interest will be calculated as of the date of redemption, in the case of IBF VI redemptions and deceased holder redemptions, and the end of the year, in the case of December hardship redemptions. Payment of principal and fixed interest will be made on the redemption date with respect to a redemption by IBF VI. In the case of a hardship redemption, payment of principal and interest will be made on or before the end of the following month. For both a redemption by IBF VI and the December hardship redemption, additional interest will be paid on its scheduled annual payment date.

Future borrowing

     IBF VI may borrow additional funds in the future in an amount not to exceed the total amount of bonds sold in the offering. IBF VI can pledge all of its assets, including the assets acquired with the proceeds of the offering, as security on any future borrowing. In these circumstances, payment of the bonds could be subordinated to payment of future borrowings by IBF VI. IBF VI has no present plan or arrangement for borrowing additional funds.

     If a default occurs under any senior debt, IBF VI may not make any principal or interest payments on your bond and neither the trustee nor the holders of the bonds may accelerate the maturity of the bonds until the default on the senior debt is cured or waived, or 180 days has elapsed from the date the trustee receives notice of default on the senior debt. Upon cure of the default on the senior debt, payment to you of principal, fixed interest, and additional interest will resume.

     Upon a distribution of assets, dissolution, winding up, liquidation or reorganization of IBF VI, upon an assignment for the benefit of creditors, or if the principal of the bonds has been declared due and

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

payable and such declaration has not been rescinded or annulled, then in any such instance all senior debt must be repaid in full before any payment of principal or interest on the bonds can be made. Any subordination will not prevent a default under the indenture.
See "--Events of Default; Notice and Waiver."

Limitation on restricted payments

     IBF VI cannot

     * declare or pay any dividend, either in cash or property, on any shares of its capital stock (except dividends or other distributions payable solely in shares of capital stock of IBF
       VI),
     * purchase, redeem or retire any shares of its capital stock or any warrants, rights or options to purchase or acquire any shares of its capital stock, or
     * make any other payment or distribution, either directly or indirectly, in respect of its capital stock,

if a default will occur after giving effect to the transaction.
Notwithstanding the foregoing, IBF VI may make a previously declared distribution on its capital stock if at the date of the declaration the distribution was permitted under this restriction.

     Furthermore, IBF VI cannot pay the management fee to IBF Management or any of its affiliates to the extent IBF VI has an accumulated deficit for any period with respect to which the management fee is payable. As a practical matter, this means fixed interest on the bonds and the other operating expenses will be paid before the management fee.

Limitations on transactions with affiliates

     IBF VI may not participate in a transaction with an affiliate, except in good faith and on terms that are no less favorable to IBF VI than those that could have been obtained in a comparable transaction on an arm's length basis from a person not an affiliate of IBF VI.

Limitations on mergers, consolidations, etc.

     IBF VI may not liquidate or dissolve itself, sell or dispose of substantially all of its assets except to create liquidity to pay the bonds, or make any material change in its business. IBF VI may merge or consolidate with another entity; provided that such merger or consolidation will not materially change the business of IBF VI, the new entity fully assumes all obligations of IBF VI, and after giving effect to the transaction no default shall exist.

Events of default

     An event of default under the indenture includes:

     * failure to pay the principal on the bonds when due at maturity, upon redemption, or upon repayment, as provided in the indenture;
     * failure to pay any interest on the bonds when due, which default continues for 30 days;
     * failure to perform any other covenant set forth in the indenture for 30 days after receipt of written notice from the trustee or holders of at least 30% in principal amount of the

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

       outstanding bonds under the indenture specifying the default and requiring IBF VI to remedy such default;
     * default in the payment of any indebtedness of IBF VI having an outstanding principal amount of $5,000,000 and such default results in acceleration of the indebtedness;
     * certain events of insolvency, receivership, or reorganization of IBF VI, and
     * entry of a final judgment, decree or order against IBF VI for the payment of money in excess of $5,000,000 in certain circumstances.

     If an event of default occurs, the trustee may at its discretion proceed to protect and enforce its rights and the rights of the holders. The trustee is required to enforce such rights at the written request of holders of a majority of the outstanding bonds and upon being indemnified to its satisfaction. If a default occurs, subject to the subordination provisions of the indenture, either the trustee or the holders of at least 30% of the outstanding bonds may accelerate the maturity of all outstanding bonds. Prior to any judgment or decree for the payment of money being obtained, the holders of a majority of the outstanding bonds may waive a default resulting in acceleration of the bonds, but only if all defaults have been remedied or waived.

     IBF VI must furnish quarterly, to the trustee an Officers'
Certificate stating whether, to the best of the knowledge of the officers executing such certificate, IBF VI is in default under any of the provisions of the indenture and describing any existing defaults.

     A holder will not have any right to institute any proceeding with respect to the indenture or for any remedy thereunder, unless

     * the holder has previously given to the trustee written notice of a default,
     * the holders of at least 30% of the outstanding bonds have made a written request and offered reasonable indemnity to the trustee to institute such proceedings,
     * the trustee has failed to institute such proceeding within 60 days, and
     * the trustee has not received from the holders of a majority of the outstanding bonds a direction inconsistent with such request.

However, you have an absolute right to receive payment of principal and interest on your bond on or after the due dates and to institute suit for the enforcement of any such payments.

Modification and waiver

     With certain limited exceptions which permit modification of the indenture by IBF VI and trustee without the consent of any holders of the bonds, the indenture may be modified by IBF VI with the consent of holders of not less than a majority of the outstanding bonds, if the bonds are affected by the modification. No change can be made without your consent if the effect is to:

     * change the maturity date of principal or the payment date of any interest on your bond,
     * reduce the principal of, or the rate of interest on, your bond,
     * change the coin or currency in which any portion of the principal of, or interest on, your bond is payable,
     * impair your right to institute suit for the enforcement of any such payment,
     * reduce the percentage of holders of the outstanding bonds necessary to modify the indenture, or

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

     * modify the foregoing requirements or reduce the percentage of outstanding bonds necessary to waive any past default.

     The holders of a majority of the outstanding bonds may waive compliance by IBF VI with certain restrictive provisions of the indenture.

Satisfaction and discharge of indenture

     The indenture provides that IBF VI may terminate its obligations under the indenture with respect to all bonds which have become due and payable by delivering to the trustee, in trust for such purpose, money and/or Government Obligations which, through the payment of interest and principal, will provide money in an amount sufficient to discharge the entire indebtedness on the bonds. Defeasance of the bonds is subject to delivery to the trustee of an opinion of independent counsel that holders of the outstanding bonds will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and termination and certain other conditions.

The Trustee

     Continental Stock Transfer & Trust Company is the trustee under the indenture. Its principal corporate trust office is located at 2 Broadway, New York, NY 10004. The trustee is not responsible for any investment decisions of IBF VI and shall not be held responsible or liable for any such decisions.

                      PLAN OF DISTRIBUTION

        Subject to the conditions set forth in this prospectus and in accordance with the terms and conditions of the indenture and the Underwriting Agreement between IBF VI and National Securities Corporation, IBF VI will offer through National, on a best efforts basis, a maximum of $50,000,000 in principal amount of the bonds. The minimum subscription is $5,000 ($2,000 for IRAs and Qualified Plans, including Keogh plans) except in certain states. See "Investor Suitability And Minimum Investment Requirements."

        The sales commission paid to National is 8.0 percent of the gross offering proceeds and an additional amount equal to 2.0 percent of IBF VI's annual net income for each calendar year in which the bonds are outstanding. In addition, IBF VI will reimburse National for all out-of-pocket expenses on an accountable basis. National may reallow the selling compensation to selected dealers participating in the offering.

        Coleman & Company Securities, Inc., an affiliate of InterBank and IBF VI, will participate in wholesale distribution of the offering to selected dealers. Coleman may also make sales of bonds to investors. For these services, Coleman will receive from National out of its sales commission 0.5 percent of the gross proceeds of the offering, 7.0% of the gross proceeds received on bonds sold by Coleman directly to investors, and an additional amount equal to 2.0 percent of IBF VI's annual net income for each calendar year in which the bonds are outstanding.


        Due to the affiliation between IBF VI and Coleman, the offering will be conducted under Rule 2720 of the NASD Rules of Conduct, which imposes certain requirements on the distribution. National is the independent underwriter for the offering and has priced the offering and conducted due diligence on the issuer.

         The Underwriting Agreement and the Selected Dealer Agreements contain provisions for the indemnification of National and participating selected dealers by IBF VI with respect to certain liabilities, including liabilities arising under the Securities Act.


        Until subscriptions for $500,000 of bonds have been accepted by IBF VI, all funds received by National and selected dealers from subscriptions for bonds will be placed in an escrow account with Continental Stock Transfer & Trust Company, as escrow agent. If less than $500,000 of bonds are sold within three months following the date of this prospectus (unless extended by IBF VI and National for an additional three months), all proceeds raised will be promptly returned to investors, with interest and without deducting any sales commissions or expenses of the offering. Investors will not have the use of their funds and will not be able to obtain return of funds placed in escrow unless and until the minimum offering period expires. In the event the minimum amount of bonds is sold within the minimum offering period, the offering will continue until all bonds are sold, terminated by IBF VI, or June 30, 2001, whichever occurs first. In no event will any bonds be sold to affiliates of IBF VI in order to reach the minimum.

        The offering of the bonds is made subject to prior sale and to withdrawal, cancellation, or modification of the offer without notice. National and IBF VI reserve the right to reject any order for the purchase of bonds.

    INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS;
                     SUBSCRIPTION PROCEDURES

General Suitability Considerations

     Among the reasons for establishing investor suitability standards and minimum dollar amounts of investment is that there is no public market for the bonds and none is expected to develop. Accordingly, only persons able to make a long-term investment and who have adequate financial means and no need for liquidity with regard to their investment should purchase the bonds. An investment in bonds is not appropriate for you if you must rely on cash distributions with respect to their bonds as your primary, or as an essential, source of income to meet your necessary living expenses.

Requirements Concerning Minimum Investment and Minimum Investor
Net Worth/Income

     Minimum Investment.  For investors other than Qualified
Plans and IRAs, the minimum investment is $5,000 in principal amount of the bonds. For Qualified Plans and IRAs, the minimum investment is $2,000 in principal amount of the bonds.

     Minimum Net Worth/Income.  Except with respect to Qualified
Plans and IRAs, bonds will be sold to you only if you represent in writing:

     * your net worth is at least $65,000 in excess of the proposed investment in the bonds and you have an annual gross income of at least $65,000, or
     * irrespective of annual gross income, your net worth is at least $225,000, or
     * that you satisfy the suitability standards imposed by the state in which you reside, if such standards are more stringent than those set forth above.

        All computations of your net worth must exclude the value of your principal residence, its furnishings, and personal automobiles. All other assets should be valued at their fair market value.

     If an investor is a Qualified Plan or an IRA, such investor must represent (i) that the IRA owner or the participant in the self-directed Qualified Plan satisfies the foregoing standards, or (ii) if other than a self-directed Qualified Plan, that the Qualified Plan satisfies the foregoing suitability standards.

     You must execute a copy of the Subscription Agreement, the form of which is attached as Appendix II to this prospectus, to evidence your compliance with the foregoing standards and the requirements of applicable laws.

How to Subscribe

        If you meet the suitability standards set forth above you must do the following to subscribe to purchase bonds. You must personally execute the Subscription Agreement and deliver it to National or selected dealer soliciting the investment with payment of the purchase price for the bonds. In the case of IRA and Qualified Plans, both owners and the plan fiduciary (if any) must sign the Subscription Agreement. In the case of grantor trusts or other trusts in which the grantor is the fiduciary, such grantor must sign the Subscription Agreement. In the case of other fiduciary accounts in which the donor does not exercise control and is not a fiduciary, the plan fiduciary alone may sign the Subscription Agreement.

     All subscription payments should be made payable to "CSTTC - Escrow Account." Subscription payments will be deposited in the escrow account no later than noon of the next business day following receipt. After the minimum of $500,000 in principal amount of bonds is sold within the minimum offering period, subscription payments will continue to be deposited and cleared through the escrow account.

        IBF VI and National will promptly review, and accept or reject at their discretion, each subscription. If a subscription is rejected, the subscription payment will be promptly refunded, without deduction of any offering expenses and without payment of interest.

        Affiliates of IBF VI, National, and the selected dealers will have the right, but not the obligation, to subscribe for and purchase bonds for their own account for investment purposes, subject to the terms and conditions contained herein. Such affiliates may purchase bonds prior to sale of the minimum $500,000 of bonds, which will count toward the achievement of the minimum requirement. All bonds purchased by such parties will be purchased solely for investment purposes and not with a present view towards resale or distribution.

                         SALES MATERIAL

        In addition to and apart from this prospectus, IBF VI will utilize certain sales material in connection with the offering of bonds. This material may include reports describing IBF VI and its affiliates and a brochure and audio-visual materials or taped presentations highlighting various features of this offering. IBF VI and its affiliates may also respond to specific questions from selected dealers and prospective investors. Business reply cards, introductory letters or similar materials may be sent to selected dealers for customer use, and other information relating to this offering may be made available to selected dealers for their internal use. However, this offering is made only by means of this prospectus. Except as described herein or in supplements hereto, IBF VI has not authorized the use of other sales materials in connection with this offering. Although the information contained in such material does not conflict with any of the information contained in this prospectus, such material does not purport to be complete and should not be considered as a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated in this prospectus or the registration statement by reference or as forming the basis of this offering of bonds.

                          LEGAL MATTERS

        The legality of the issuance of the bonds offered hereby and certain other matters will be passed upon for IBF VI by Lehman, Jensen & Donahue, L.C., Salt Lake City, Utah. Certain matters will be passed upon for National by D'Ancona & Pflaum LLC, of Chicago, Illinois.

                             EXPERTS

        The financial statements of IBF VI as of September 30, 1999 and 1998, appearing in this Prospectus and Registration Statement has been audited by Radin, Glass & Co., LLP, independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

                     ADDITIONAL INFORMATION

     IBF VI has filed a Registration Statement on Form SB-2 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the bonds offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to IBF VI and the bonds offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed therewith. Statements contained in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. A copy of the Registration Statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Securities and Exchange Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Seven World Trade Center, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of all or any part of the Registration Statement may be obtained from the Commission upon payment of a prescribed fee. This information is also available from the Commission's Internet web site at http://www.sec.gov.

                  INDEPENDENT AUDITOR'S REPORT


IBF VI - Participating Income Corporation
Washington, DC


      We have audited the accompanying balance sheet of IBF VI - Participating Income Corporation (A Development Stage Enterprise) for the period June 8, 1998 (inception) through September 30, 1999 and the related statement of operations, change in shareholder's equity and cash flows for the period June 8, 1998 (inception) through September 30, 1999. This financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of IBF VI - Participating Income Corporation (A Development Stage Enterprise) for the period June 8, 1998 (inception) through September 30, 1999 and the results of its operations and its cash flows for the period then ended in conformity with generally accepted accounting principles.


                                   RADIN, GLASS & CO., LLP
                                   Certified Public Accountants


New York, NY
November 12, 1999

            IBF VI - PARTICIPATING INCOME CORPORATION
                (A Development Stage Enterprise)



                          BALANCE SHEET



                                              December 31,     September 30,
                                                  1998              1999

                             ASSETS

CURRENT ASSETS:

     Cash                                   $         1,000     $    189,195

     TOTAL CURRENT ASSETS                             1,000          189,195

DEBT ISSUANCE COSTS                                  26,276           87,081

DUE FROM AFFILIATE                                  249,000                -

                                            $       276,276     $    276,276

                      STOCKHOLDER'S EQUITY

COMMON STOCK, $1 par value, 1,000          $         1,000     $      1,000
 shares authorized, issued and outstanding

ADDITIONAL PAID-IN CAPITAL                         275,276          275,276

                                           $       276,276     $    276,276

            IBF VI - PARTICIPATING INCOME CORPORATION
                (A Development Stage Enterprise)
                     STATEMENT OF OPERATIONS
               JUNE 8, 1998 TO SEPTEMBER 30, 1999


                                                                    Cumulative
                            June 8, 1998 to   January 1, 1999 to    June 8,1998
                              December 31,     September 30,        September 30
                                  1998               1999                1999

EXPENSES                       $         -      $        -        $       -

NET EARNINGS                   $         -      $        -        $       -

NET EARNINGS PER SHARE:

 EARNINGS PER COMMON           $         -      $        -        $       -
  SHARE

WEIGHTED AVERAGE                    1,000            1,000            1,000
SHARES

            IBF VI - PARTICIPATING INCOME CORPORATION
                (A Development Stage Enterprise)
                STATEMENT OF STOCKHOLDER'S EQUITY
               JUNE 8, 1998 TO SEPTEMBER 30, 1999

                                                   Additional       Total
                              Common Stock          Paid in      Stockholder's
                            Shares     Amount       Capital          Equity

Balance as of June  8,
1998 (inception)                 -     $    -      $      -        $       -

Capital Contributions        1,000      1,000        275,276          276,276

Net Earnings for the
 Period June 8, 1998 to
 December 31, 1998               -          -              -                -

Balance as of December
 31, 1998                    1,000      1,000        275,276         276,276

Capital Contributions            -          -              -               -

Net Earnings for the
 Period January 1, 1999
 to September 30, 1999           -          -              -               -

Balance as of
 September 30, 1999          1,000     $ 1,000       $275,276        $276,276

            IBF VI - PARTICIPATING INCOME CORPORATION
                (A Development Stage Enterprise)

                     STATEMENT OF CASH FLOWS

                JUNE 8, 1998 TO SEPTEMBER 30, 1999

                                                                 Cumulative
                                       June 8,     January 1,    June 8,1998
                                       1998 to       1999 to          to
                                      December     September      September
                                      31, 1998      30, 1999       30, 1999

CASH FLOW FROM OPERATING ACTIVITIES:
     Net loss                         $       -    $       -      $       -

NET CASH USED IN OPERATING
 ACTIVITIES                                   -            -              -
CASH FLOWS FROM INVESTING
 ACTIVITIES:
  Debt issuance costs                   (26,276)     (60,805)       (87,081)

NET CASH USED IN INVESTING
 ACTIVITIES                             (26,276)     (60,805)       (87,081)
CASH FLOWS FROM FINANCING
 ACTIVITIES:
  Capital contributions                 276,276            -        276,276
  Loan to parent                       (249,000)    (335,000)      (584,000)
  Receipts from loan to parent                -      584,000        584,000

NET CASH PROVIDED BY FINANCING
 ACTIVITIES                              27,276      249,000        276,276
NET DECREASE IN CASH AND CASH
 EQUIVALENTS                              1,000      188,195        189,195
CASH AND CASH EQUIVALENTS AT
 BEGINNING OF PERIOD                          -        1,000              -
CASH AND CASH EQUIVALENTS AT END
 OF PERIOD                             $  1,000     $189,195      $ 189,195

                  IBF VI - PARTICIPATING INCOME CORPORATION
                       (A Development Stage Enterprise)

                         NOTES TO FINANCIAL STATEMENTS

                              SEPTEMBER 30, 1999


1.   INITIATION OF BUSINESS

     On June 8, 1998, IBF VI -  Participating Income Corporation (the
          "Company") was formed to engage in the business of purchasing, holding and disposing of debt and equity securities, instruments, or other ownership interest or assets issued by/owned by, as the case may be, individuals, corporations and other entities. The investments will usually take the form of debt securities or instruments and/or equity securities. There have been no operations from inception through September 30, 1999.

     The Company is a wholly-owned subsidiary of InterBank Funding Corporation.

2.   SIGNIFICANT ACCOUNTING POLICIES

     a. Development stage - The Company is a development stage enterprise and will continue as a development stage enterprise until such time as it has significant revenues from operations.

     b. Debt issuance costs - Debt issuance costs will be charged against additional paid-in capital upon successful completion of the Company's proposed public offering. In the event the offering is not completed, such costs will be charged to expense.

     c. Pervasiveness of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     d.   Fiscal year- The Company has adopted a fiscal year ending December 31.

3.   RELATED PARTY INTERESTS

     The Company  is  wholly-owned by InterBank Funding Corp., an affiliate  of which, IBF Management Corp. ("IMC") will receive a fee for certain administrative and support services rendered to the Company. IMC will receive 5% of the gross proceeds of the offering described below to establish administrative facilities and systems required for the Company's business and an annual management fee equal to 2% of the amount raised in the offering. The annual management fee will pay for certain costs of operating the Company for which IMC is responsible.

4.   PROPOSED PUBLIC OFFERING

     The Company  anticipates offering $50,000,000 of 10% Income  Participating bonds,  Class  A  (the  "bonds") of IBF  VI  -  Participating  Income
          Corporation. The bonds may be subordinated to future Senior Indebtedness of the Company. Any amount of the bonds is redeemable at the option of the Company after January 1, 2001. bonds may be redeemed at the request of the registered holders of the bonds ("Holders") under limited circumstances. The redemption value of each bond is equal to 100% of its principal amount plus accrued Interest and Additional Interest, if any.

     The minimum principal amount of bonds that may be purchased is $5,000 for all investors, except for Individual Retirement Accounts and Keogh Plans, for which the minimum purchase is $2,000.

                   IBF VI - Participating Income Corporation
                            Subscription Agreement


     Initial Subscription

     Additional Investment: Account Number Previously Assigned:

INVESTMENT
I  desire  to purchase $                                              aggregate
principal amount of IBF VI - Participating Income Corporation.
Make Checks Payable to:  CSTTC Escrow Agent for IBF VI

Subscriber Information: Please clearly print name(s) in which Notes are to be
acquired.   All checks and correspondence will go to the Investor Residence
Address unless specified otherwise in the Check Distribution Section

Investor 1 (First, Middle I., Last):

Investor 2 (First, Middle I. Last):

Registration For The Investment (How The Investment Should Be Titled):

Investor Residence Address 1:          Check One Of The Following:

                                        U.S. Citizen
Investor Residence Address 2:
                                        Resident Alien


City,         State       ZIP  Code     Foreign Resident; Country ____
                                        U.S. Citizen residing outside the U.S.
Occupation:

Check Distribution Information (if different):

Financial Institution (Bank, Trust Company, etc.):

Address:

City,                             State    ZIP Code

Account Number:

Enter the taxpayer identification number. For most individual taxpayers, it is their Social Security Number. Note: If the purchase is in more than one name, the number should be that of the first person listed. For IRAs, Keoghs, and qualified plans, enter both the Social Security Number and the Taxpayer Identification Number for the plan.

Social Security Number                  Taxpayer Identification Number (If
Applicable)

Form of Ownership (Individual, IRA, Trust, UGMA, Pension Plan, etc.)

Broker/Dealer - Registered Representative Information (To be completed by Registered Representative)

I hereby certify that the investor(s) has read the prospectus and meets the suitability requirements.
Broker/Dealer Firm Name:

Registered Representative:

Sales Representative Signature:

Interest  Distribution:   If you are purchasing $15,000 or more of  the  Notes,
please indicate how you want fixed interest paid
     Monthly         Quarterly

Subscriber Signature: (the undersigned has the authority to enter into this subscription agreement on behalf of the person(s) or entity registered above. I (We) certify under penalty of perjury that this is my (our) correct Social Security Number (and/or Tax Identification Number) and that interest income on this account should be reported on this number. I acknowledge and agree to this statement on the reverse side hereof.

Authorized Signature of Investor 1                             Date

Authorized Signature of Investor 2                             Date

Company's Acceptance (To be completed only by an authorized representative of the Company.)

The   foregoing   subscription   is   accepted   this   ____________   day   of
________________, _____


                                      ___________________________________
                                      Authorized Representative of the Company

                       [Outside back cover]

==================================  ==================================
Until _____________, 2000,  all
dealers that  effect
transactions in  these
securities,  whether   or   not            $50,000,000
participating in this offering,
may  be  required to deliver  a
prospectus.    This    is    in
addition    to   the   dealers'
obligation  to    deliver  a        IBF VI - PARTICIPATING INCOME
prospectus   when   acting   as            CORPORATION
underwriters  and with  respect               [logo]
to  their unsold allotments  or
subscriptions.

-------------------------------         Class A 10% Income
       TABLE OF CONTENTS               Participating Bonds
------------------------------





                                      ---------------------
                                            PROSPECTUS
                                      ---------------------





No dealer, salesperson or other
person  has been authorized  to
give any information or to make
any  representations other than
those    contained   in    this
Prospectus  and,  if  given  or
made,   such   information   or
representations  must  not   be
relied  upon  as  having   been
authorized  by the  Company  or
the Selling Stockholders or any
Underwriter.  This   Prospectus      ___________________ 2000
does not constitute an offer to
sell  or a solicitation  of  an
offer   to  buy  any   of   the
securities  offered  hereby  to  ==================================
whom  it  is unlawful  to  make
such offer in such jurisdiction
to    any    person   in    any
jurisdiction.    Neither    the
delivery of this Prospectus nor
any  sale made hereunder shall,
under any circumstances, create
any       implication      that
information contained herein is
correct   as   of   any    time
subsequent  to the date  hereof
or   that  there  has  been  no
change  in the affairs  of  the
Company since such date.
==================================

                            PART II.

             INFORMATION NOT REQUIRED IN PROSPECTUS

      ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth the expenses in connection with this Registration Statement. The Company will pay all expenses of the offering. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission and NASD.

Securities and Exchange Commission Filing Fee   $  13,900.00
NASD Filing Fee                                     5,500.00
Printing Fees and Expenses                         40,000.00
Legal Fees and Expenses                           125,000.00
Accounting Fees and Expenses                       50,000.00
Blue Sky Fees and Expenses                         25,000.00
Trustee's and Registrar's Fees                     35,000.00
Miscellaneous                                       5,600.00
TOTAL                                           $ 300,000.00

       ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The Company's Charter provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Delaware General Corporation Law (the "DGCL"), no director or officer of the Company shall have any liability to the Company or its stockholders for monetary damages. The DGCL provides that a corporation's charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except: (1) to the extent that it is provided that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Company's Charter and Bylaws provide that the Company shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent permitted by the DGCL and that the Company shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law.

      The Charter and Bylaws provide that the Company will indemnify its directors and officers and may indemnify employees or agents of the Company to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Company. However, nothing in the Charter or Bylaws of the Company protects or indemnifies a director, officer, employee or agent against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. To the extent that a director has been successful in defense of any proceeding, the DGCL provides that he shall be indemnified against reasonable expenses incurred in connection therewith.

-I-

        ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     In the three years preceding the filing of this registration statement, the Company had only one transaction in which it issued its securities. In connection with the formation of the Company, it sold 1,000 shares of its common stock to InterBank Funding Corporation ("IBF") to obtain $250,000 of initial capital. IBF is the sole stockholder of the Company, and two of the Company's officers and directors are the sole owners of IBF. The transactions was intended to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereunder. No underwriters were involved in connection with the sales of these securities.

                       ITEM 16. EXHIBITS.

Exhibits.

Exhibit No. SEC Ref. No.  Title of Document                          Location

1            (1)       Dealer-Manager Agreement                  Amend. 2
                                                                 Page  E-1

2            (1)       Selling Group Agreement                   Amend. 2
                                                                 Page  E-14

3            (3)(i)   Certificate of Incorporation, as amended   Initial Filing
                                                                 Page  E-17

3(a)         (3)(i)   Certificate of Amendment to                Amend. 1
                      Certificate of Incorporation               Page E-32

3(b)         (3)(i)   Certificates of Amendment to               Amend. 2
                      Certificate of Incorporation               Page  E-18

4            (3)(ii)  By-Laws                                    Initial Filing
                                                                 Page  E-21

5            (4)      Proceeds Escrow Agreement                  Amend. 2
                                                                 Page  E-34

6            (4)      Indenture, with exhibits                   Amend. 2
                                                                 Page E-27

7            (10)     Management Agreement                       Amend. 1
                                                                 Page E-114

8            (10)     Cat Island Ventures Promissory Note,       Amend. 2
                      Loan Agreement, and Security Agreement     Page E-100

9            (10)     Granjac Loan Agreement, Commercial         Amend. 2
                      Loan Note, Agreement not to Encumber,      Page E-114
                      Guaranty, and Collateral Assignment

-II-

10           (10)    IBS Promissory Note, Loan Agreement        Amend. 2
                     and Security Agreement                     Page  E-157

10(a)        (10)    USM  Secured Subordinated Term Note,  Amend.
                  Secured    Subordinated    Revolving  2
                  credit Note, and Security Agreement   Page  E-
                                                        171

11      (5)(23)   Opinion   and  Consent  of   Lehman,  Amend.
                  Jensen & Donahue, L.C.                2
                                                        Page  E-
                                                        187

12      (23)      Consent of Radin, Glass & Co., LLP    Amend.
                                                        2
                                                        Page  E-
                                                        189

13      (25)      Form  T-1,  Statement of Eligibility  Initial
                  under                                 Filing
                  the Trust Indenture Act of 1939       Page  E-
                                                        195

                      ITEM 17. UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling persons of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     The undersigned registrant hereby undertakes that:

      (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

-III-

The undersigned registrant hereby undertakes to:
     (1)   File,  during any period in which it offers  or  sells
securities,  a  post-effective  amendment  to  this  registration statement to:
          (i)    Include  any  prospectus  required  by   section
                 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

          (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3)    File  a  post-effective  amendment  to  remove   from
registration any of the securities that remain unsold at the end of the offering.

-IV-

                           SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, DC, on January 13, 2000.

                            IBF VI - PARTICIPATING INCOME CORPORATION

                            By /s/ Simon A. Hershon, President

      Pursuant to the requirements of the Securities Act of 1933, this registration statement or Amendment has been signed below by the following persons in the capacities and on the dates indicated.


/s/  Simon A. Hershon, Chief Executive Officer         January 13, 2000
  and Director


/s/ Ehud D. Laska, Director                            January 13, 2000


/s/  Sidney E. Bostian, Chief Financial Officer       January 13, 2000
  and Director

-V-